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                                                                      EXHIBIT 99

                     Form of Proxy -- Security First Corp.
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                                REVOCABLE PROXY

                              SECURITY FIRST CORP.

                 ANNUAL MEETING OF STOCKHOLDERS, JULY 30, 1998

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SECURITY FIRST
                                     CORP.

    The undersigned hereby appoints Charles F. Valentine and Austin J. Mulhern, and each of them, proxies with power of substitution to vote on behalf of the stockholders of Security First Corp. on July 30, 1998, and any adjournments and postponements thereof, with all powers that the undersigned would possess if personally present, with respect to the proposals set forth on the reverse side hereof. The affirmative vote of a majority of the shares represented at the meeting may authorize the adjournment of the meeting; provided, however, that no proxy which is voted against a proposal will be voted in favor of adjournment to solicit further proxies for such proposal.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE HEREOF, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" APPROVAL OF ALL PROPOSALS. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

    The undersigned acknowledges receipt from Security First Corp prior to the execution of this proxy of Notice of the Meeting and a Prospectus and Proxy Statement.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS.

 I. The approval and adoption of the Affiliation and Plan of Merger dated April 5, 1998, by and between FirstMerit Corporation and Security First Corp.

                     [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

 II. The election of AUSTIN J. MULHERN and JAMES P. MYERS as directors of Security First Corp. each for a term of three years.

                 [ ] FOR      [ ] WITHHOLD      [ ] FOR ALL EXCEPT

INSTRUCTIONS: TO VOTE FOR ALL NOMINEES MARK THE BOX "FOR" WITH AN "X". TO WITHHOLD YOUR VOTE FOR ALL NOMINEES MARK THE BOX "WITHHOLD" WITH AND "X". TO WITHHOLD YOUR VOTE FOR AN INDIVIDUAL NOMINEE MARK THE BOX "FOR ALL EXCEPT" WITH AN "X" AND WRITE THE NAME OF THE NOMINEE ON THE LINE PROVIDED BELOW FOR WHOM YOU WISH TO WITHHOLD YOUR VOTE.
                        (Continued and to be signed on the reverse side hereof.)

                      (Proxy -- continued from other side)

III. Ratification of the appointment of Deloitte & Touche LLP as the Corporation's independent accountants for the fiscal year ending March 31, 1999.

                     [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

A majority of the proxies or substitutes present at the meeting may exercise all powers granted hereby.

                                                    Please sign exactly as your
                                                    name appears on this proxy.
                                                    If signing for estates,
                                                    trusts, corporations or
                                                    partnerships, title or
                                                    capacity should be stated.
                                                    If shares are held jointly,
                                                    each holder should sign.

                                                    Date: , 1998

                                                    Signature:

                                                    Signature:

   IMPORTANT! PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE
                        ENCLOSED POSTAGE-PAID ENVELOPE.